Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript DRE - Q2 2007 Duke Realty Corporation Earnings Conference Call Event Date/Time: Jul. 26. 2007 / 3:00PM ET

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Jul. 26. 2007 / 3:00PM ET, DRE - Q2 2007 Duke Realty Corporation Earnings Conference Call

CORPORATE PARTICIPANTS

 Shona Bedwell

 Duke Realty Corporation

 Denny Oklak

 Duke Realty Corporation - Chairman and CEO

 Matt Cohoat

 Duke Realty Corporation - EVP and CFO

 Randy Henry

 Duke Realty Corporation - Assistant Vice President of Investor Relations

CONFERENCE CALL PARTICIPANTS

OPERATOR

 Steven Rodriguez

 Lehman Brothers - Analyst

 Jamie Feldman

 UBS - Analyst

 Michael Knott

 Green Street Advisors - Analyst

 Kristin Brown

 Deutsche Bank - Analyst

 Michael Bilerman

 Citigroup - Analyst

 David Coen

 Morgan Stanley - Analyst

 James Habermann

 Goldman Sachs - Analyst

 PRESENTATION

OPERATOR

 Welcome to the Duke Realty quarterly earnings conference call. At this time, all participants are in a listen-only mode. (OPERATOR INSTRUCTIONS) As a reminder, this conference is being recorded. I would now like to turn the conference over to our host, Ms. (Shona Bedwell). Please go ahead.

 Shona Bedwell  - Duke Realty Corporation

 Thank you, Tammy. Good afternoon everyone and welcome to our quarterly conference call. Joining me today is Denny Oklak, Chairman and Chief Executive Officer, Matt Cohoat, Executive Vice President and Chief Financial Officer, and Randy Henry, Assistant Vice President of Investor Relations. Before we make our prepared remarks, let me remind you statements we make today are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Some of those risk factors include our continued qualification as a RE, general business and economic conditions, competition, increases in real estate construction costs, interest rates, accessibility of the debt and equity Capital Markets and also other risks inherent in the real estate business and for more information about those risk factors, we would refer to you our 10-K that we have on file with the SEC dated March 1, 2007. Now for our prepared statement I will turn it over to Denny Oklak.

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Jul. 26. 2007 / 3:00PM ET, DRE - Q2 2007 Duke Realty Corporation Earnings Conference Call

Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Thank you, Shona. We had an excellent second quarter from all perspectives of our business. FFO was $0.63 per share, $0.02 ahead of the top end of our guidance and $0.01 above consensus. Our core operations exceeded our expectations because of accelerated leasing activity in our own portfolio and because of solid performance in our service operations business related to our third party construction projects. Our overall leasing activity for the quarter was our second highest of all time, the highest ever on the bulk industrial side. We executed 9.6 million square feet of leases including 5.5 million square feet of new leases. This activity led to an in-service occupancy at its highest level since 2000, 93.73%, an increase of 135 basis points for the quarter. Rental income growth continued on the solid trend. Our same property NOI growth for the quarter was 3.23% above our guidance for the full year of 1% to 3%. The growth in net effective rents in our 3.7 million square feet of renewals was 3.71%.

Our value creation pipeline grew significantly to nearly $1.6 billion at the end of the quarter. We now have $621 million of properties held for rental under development, an increase of 40% from last quarter. We expect a 9.37% stabilized return on those projects. The held for sale pipeline increased by nearly $70 million to $828 million. We expect an 8.45% stabilized return on those projects and estimate a 15% to 20% average pretax profit on the sale of those projects. We also had a significant increase in our third party construction backlog to over $140 million with an increase fee margin on that backlog to over 19%. This reflects how our key land holders and our in house construction capabilities result in significant profitable operations through our service operations group. Some key project highlights for the quarter include the commencement of construction on our first two buildings at Chesapeake Commerce Center at the Port of Baltimore. We’re right on schedule with this outstanding project and have a significant interest on the leasing side. We’re very pleased with the support of the city of Baltimore, the state of Maryland and the Environmental Protection Agency for this project thanks to Mayor Dixon, Governor O’Malley and Scott Sherman with the EPA and all of their associates who were involved.

We’re also very pleased we signed our first lease, sold a parcel of land and began construction of our first industrial project in Phoenix this quarter. We acquired a 600,000 square foot bulk distribution center which was under development in the — in Buckeye and subsequently signed a ten-year lease with Amazon.com for the entire building. We also sold 37 acres of land at our Goodyear Crossing Industrial Park, west of Phoenix, to Federated Department Stores who will construct a 600,000 square foot distribution center on the site which they will own. We acquired this ground in late 2006. We also started development of 67 Buckeye, a 300,000 square foot speculative house in the suburb of Buckeye in June. We’re pleased with our ramp-up in activity in Phoenix. One other significant transaction to note is our acquisition of Center Point office complex in Atlanta. This two-building, 360,000 square foot office complex located in the central perimeter at the intersection of Interstate 285 and Georgia 400. The properties are located in an area referred to as pill hill because three major Atlanta hospitals, Saint Joseph’s, North Side, and Children’s all have major facilities located there. This acquisition was a joint effort between our Atlanta office group and our BremnerDuke healthcare real estate group. The buildings that currently serve as medical office facilities, but because of high command demand in the area for medical users, they will be converted over time to primarily medical office use. The acquisition also included a land site on which we can develop a future 150,000 square foot medical office facility. This is a great indication of the synergies between our historic suburban office business and the new healthcare development and operations capabilities.

The disposition of the final piece of our Cleveland office portfolio continues towards completion. We have received preliminary offers for the portfolio and will select a buyer in the next couple of weeks. We anticipate closing this transaction around the end of the third quarter. One other update on the status of our industrial development take is the status of our industrial development takeout joint venture, packages have been out for a couple of weeks, and we will be selecting a partner by mid-August. We anticipate closing late third quarter, early fourth quarter. We currently have two properties totaling 692,000 square feet complete and have identified another 2.6 million square feet under development that will go into the venture when complete. The total value of these identified properties is about $200 million. As you can see from our second quarter results, our business continues to grow. Over the past several months be have indicated that we might have a need for additional common equity capital to fund this growth. With our recent significant fund outflows from the public real estate markets and the effect on our stock price, we clearly believe our shares are under valued and have shelved any plans for equity offering in the current environment. Instead, it is our plan to use other sources of capital including joint ventures and expanding our capital recycling program to fund our new development. As we continue to note, it is our intention to retain our current investment grade rating, and we believe that our current capital plan will allow us to do that. As noted above we had an excellent first half of the year exceeding the top end of our guidance by $0.07 in the first quarter and $0.02 in the second quarter. We’re also very pleased that yesterday we announced an increase in our quarterly dividend for the 14th consecutive year. In looking to the second half of the year we see continued significant activity in all phases of our business so we are increasing our annual guidance for FFO per share to $2.69 to $2.77. This represents an increase of $0.04 per share at the mid point of our guidance. As we have previously indicated our earnings will be weighted to the fourth quarter of this year when we expect to close on several held for sale projects, our guidance for the next quarter is FFO per share to be between $0.65 and $0.67. Clearly with our results here to date and our expectations for all of 2007 our strategic plan to grow our company and our earnings by focusing on increasing our development pipeline through geographic and product type expansion is working. This strategy is allowing us to capitalize an exciting and profitable opportunities throughout the country. We certainly believe that the future is bright for Duke Realty. With that, we will open it up questions.

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FINAL TRANSCRIPT

Jul. 26. 2007 / 3:00PM ET, DRE - Q2 2007 Duke Realty Corporation Earnings Conference Call

 QUESTION AND ANSWER

OPERATOR

 (OPERATOR INSTRUCTIONS) Our first question comes from the line of Steven Rodriguez from Lehman Brothers. Please go ahead.

 Steven Rodriguez  - Lehman Brothers - Analyst

 Good afternoon guys. On your same store analyze I see your operating expenses spiked up 6.5% in the quarter. Was there something driving this particular?

 Matt Cohoat  - Duke Realty Corporation - EVP and CFO

 No. This is Matt. How are you?

 Steven Rodriguez  - Lehman Brothers - Analyst

 Pretty good.

 Matt Cohoat  - Duke Realty Corporation - EVP and CFO

 It is really just a reflection of the timing of some of our maintenance expenses in the portfolio to appear in the second quarter of the year, and the fact that as the operating expenses go up, they’re recoverable, but they have a dollar increase in expenses will have a relatively greater percentage increase on a smaller base than the same dollar being recovered in the rental revenues.

 Steven Rodriguez  - Lehman Brothers - Analyst

 Okay. And the question on your sequential revenue, seemed like your revenue was a lot lower sequentially in the first quarter. Could you give us an update on that? Am I missing something?

 Matt Cohoat  - Duke Realty Corporation - EVP and CFO

 In what area?

 Steven Rodriguez  - Lehman Brothers - Analyst

 On your top line rental income, 189.

 Matt Cohoat  - Duke Realty Corporation - EVP and CFO

 What you have is that thanks to the accounting and FASB 144 as our population of properties that are held for classified as held for sale under FASB 144 changes, we have to be back and restate the various lines of the income statement, and it is this reclassification of additional property that is we have that are now held for sale that weren’t there the last quarter, and those revenues were moved down to discontinued operations.

 Steven Rodriguez  - Lehman Brothers - Analyst

 Okay.

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Jul. 26. 2007 / 3:00PM ET, DRE - Q2 2007 Duke Realty Corporation Earnings Conference Call

 Matt Cohoat  - Duke Realty Corporation - EVP and CFO

 On a- we had the same amount of total revenue actually increase as we’ve increased the overall asset base.

 Steven Rodriguez  - Lehman Brothers - Analyst

 Okay. And the last question is have you been seeing any slowing of demand for your products due to the credit markets?

 Matt Cohoat  - Duke Realty Corporation - EVP and CFO

 No.

 Steven Rodriguez  - Lehman Brothers - Analyst

 Increase in financing costs?

 Matt Cohoat  - Duke Realty Corporation - EVP and CFO

 Demand for leasing of our products?

 Steven Rodriguez  - Lehman Brothers - Analyst

 Demand for your development and sale program, buying more product.

 Matt Cohoat  - Duke Realty Corporation - EVP and CFO

 No, we really haven’t. We’ve seen continued very strong demand, and the cap rates really haven’t moved much if any at all on anything that we’ve been trying to dispose of so far.

 Steven Rodriguez  - Lehman Brothers - Analyst

 Great. Thanks.

OPERATOR

 Our next question comes from the line of Jamie Feldman from UBS. Please go ahead.

 Jamie Feldman  - UBS - Analyst

 Can you give a little more detail on the capital recycling plan in terms of maybe actual dollar volumes and what’s changed in your outlook?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, we’re going to take a hard look again at assets. We’ve been recycling a lot of capital over the last three years. We sold over $2.5 billion worth of assets in our held for rental portfolio in the last 2.5 years, and when we sell we focus on properties that we think may not have the best long-term value creation opportunities, so as we look forward and look at our portfolio today we really like our portfolio as we’ve been saying, but there clearly are some assets that we can move that will make the quality of our portfolio better. I would say when you look at it, the product

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Jul. 26. 2007 / 3:00PM ET, DRE - Q2 2007 Duke Realty Corporation Earnings Conference Call

type will be concentrated probably in the Midwest and probably on the suburban office side today. As far as the magnitude, I think that will depend somewhat on the level of need we have from our new development pipeline, but I would say that we will — we’d be looking at an acceleration of $300 million to $400 million a year over the next couple years.

 Matt Cohoat  - Duke Realty Corporation - EVP and CFO

 Jamie, one other thing I would say is we had talked before about potentially a common offering, and we gave a range of to cover the next eighteen months of $250 to $750 million, and as I mentioned earlier we shared that and can cover that with property sales, and there is nothing imminent. We have a lot of room on our line of credit. As everyone knows we’ve got $300 million of future debt offerings tied up through interest rate swaps, so we’re pretty well set for the future. The immediate future.

 Jamie Feldman  - UBS - Analyst

 Okay and then today’s durable goods order report was a little weaker than expected. Who would you can you kind of draw the line between this report and what you’re actually seeing in the field?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, as I said, our second quarter leasing activity was our second highest quarter ever and the highest on our bulk industrial side, so we’re want seeing any slowdown in our business as a result of those trends. I would also say our backlog heading into the third quarter of deals that were in process of negotiating or in various stages of discussion is also very strong.

 Jamie Feldman  - UBS - Analyst

 Great. Thank you very much.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Thanks, Jamie.

OPERATOR

 Our next question comes from the line of Michael Knott from Green Street Advisors. Please go ahead.

 Michael Knott  - Green Street Advisors - Analyst

 Good afternoon, guys. Denny can you give us more color on the joint venture program you talked about? $200 million seems like a modest place to started. Can you help with us with your thinking about behind that?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Sure. That’s just what we already have lined up in actual projects. The goal of this venture is going to be to do in the $600 to $800 million range of properties over the next three years, so we look at it and we’re pretty excited that with projects we have today it is already about one third of the pipeline is filled. So looking at $600 to $800 million, we’ll probably do 65% to 75% leveraged. Our goal is to own about 20% of that going forward. It is going to be focused on build to suit project that we do. All that $200 million I mentioned are build to suit of bulk industrial projects from throughout our system, and so we think it is very exciting, a great place to park some of the properties, the great industrial properties we have under development right now.

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Jul. 26. 2007 / 3:00PM ET, DRE - Q2 2007 Duke Realty Corporation Earnings Conference Call

 Michael Knott  - Green Street Advisors - Analyst

 That initial $200 will come out of $828 million of existing held for sale?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 That’s correct.

 Michael Knott  - Green Street Advisors - Analyst

 Going forward, what percentage of your held for sale pipeline would you expect to be able to contribute to this fund?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, the held for sale as you know is made up of a lot of different product types, a fair amount of retail in there. There is office product that we put in there, but I would say if I looked at it, probably about maybe a third or so, 25% to 30% of our annual held for sale development pipeline will be in the industrial product type that will probably go into this venture.

 Michael Knott  - Green Street Advisors - Analyst

 Okay. And my last question and I will get back in the queue, looked like the held for rental developments that were delivered in 2006, about $460 million picked up about 10% points of leasing since last quarter. Can you comment on how that group of developments is fairing relative to what you expected going into it?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 I think we’re right on schedule with all of that. If you look at 2006, placed in service 8.4 million square feet or 76% leased right now, and that I am sure we monitor how we’re doing against our pro forma originally, and in general we’re right on track.

 Michael Knott  - Green Street Advisors - Analyst

 Okay. Thanks.

OPERATOR

 Our next question comes from the line of Kristin Brown from Deutsche Bank. Please go ahead.

 Kristin Brown  - Deutsche Bank - Analyst

 Good afternoon, guys. I just wanted to dig a little bit more into cap rates. You said earlier that you hadn’t seen much movement, but I was wondering if that varied at all by market or by asset type?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 We haven’t seen it yet. I think it will vary more by buyer type than by market or asset type. When you look back at those $2.5 billion worth of development — excuse me, sales that we’ve done just on the held for rental side, 64% of those were to institutional investors over the last couple years. The interest rates are not having a significant effect at this point in time on the institutional investors. Cap rates are equal to where they’ve been over the last 12 to 18 months. The one type buyer it is affecting a little bit is the leverage buyer, so if you have one-off asset that a leverage buyer is buying today, some of those folks are not being as aggressive as they were, but overall with the continued interest we have in all the sales that we do, we again don’t think it is having an effect on the overall cap rates that we’re achieving today.

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Jul. 26. 2007 / 3:00PM ET, DRE - Q2 2007 Duke Realty Corporation Earnings Conference Call

 Kristin Brown  - Deutsche Bank - Analyst

 And then I just wanted to ask about the medical office portfolio. Is this something you envision more growing organically or through acquisitions?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Oh, clearly it is going to grow through development. This was a very unique opportunity, this acquisition in Atlanta because it was very unusual to take an office building that you have an opportunity to convert to medical office, and this came through some contacts that we had in Atlanta, and because we have a big presence there, and as our BremnerDuke folks and our Atlanta folks looked at it and thought it was a great opportunity, today it is 100% not medical office. It is just office use, and there is a great opportunity here because of the medical office demand there to convert this project over time, and we’ve got tremendous interest already. It was only about 70% occupied at the date we acquired it, and we already have interest to lease actually more space than the vacancy we have in the building from medical users, so it was just a unique opportunity, but clearly that business is we’re focused as we are in all of our businesses on growing through new development and we’ll do that, but we will - if opportunities arise on the strategic side to do some acquisitions in the healthcare area we’ll look very closely at those.

 Kristin Brown  - Deutsche Bank - Analyst

 Thank you.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Thanks, Kristin.

OPERATOR

 Our next question comes from the line of Michael Bilerman from Citigroup.

 Michael Bilerman  - Citigroup - Analyst

 Good afternoon, guys. John is on the phone with me as well. Denny, I wanted to go back to shelving the equity offering for a second, and I do appreciate your comments on what’s been happening in the REIT market. You originally were targeting the $250 to $750 of equity which would have given you - take 50% leverage, $500 to a billion and a half of buying power, selling assets is not going to give you the same sort of leverage capacity on a one for one basis, so can you – the magnitude of asset sales or joint ventures will have that to be that much larger, and can you reconcile those two a little bit and talk about the capital needs the company is going to have?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, A couple things I would say, one other piece of this business is the joint venture clearly, and when you look at doing a $600 to $800 million industrial joint venture over the next couple years, that’s also a significant funding mechanism for us that won’t require significant equity on our part. On the property sales, you know, we it’s a little hard to reconcile those two things directly, but as we looked forward and projected out our needs as you know our development pipeline today is running at a billion four, billion two, billion four, hopefully increasing on the development start side, so that’s our needs. Half of that goes into - roughly half into our held for sale portfolio. Some of that will be sold directly. Some of that will be sold to joint ventures that we form like the industrial joint venture, and then we’ve got that leaves $500 to $800 million of held for rental development each year, and we believe we can easily fund that for the next 12 to 24 months through the property disposition program.

 Michael Bilerman  - Citigroup - Analyst

 And that would be ramping it up from doing $200 million a year going up to $300 million a year of sales?

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Jul. 26. 2007 / 3:00PM ET, DRE - Q2 2007 Duke Realty Corporation Earnings Conference Call

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Yeah, probably I would say $300 to somewhere in the $300 to $500 million range, but probably going to be closer to $300 to $400 million.

 Michael Bilerman  - Citigroup - Analyst

 And layering the joint ventures on top of that?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Correct.

 Michael Bilerman  - Citigroup - Analyst

 Can you talk a little bit about the industrial takeout fund in terms of I think you talked about the books being out. What sort of the structure in terms of leverage, initial return, what are you sort of projecting as growth in that portfolio and attracting that institutional capital?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, I mentioned that the leverage is going to be in the 65% to 75% range. We’ve again it is our plan to sell these into the venture if you will at market cap rates which on industrial, you know, is kind varies all over the country today, but it is in the evidently it keeps moving down based on numbers that I see on these sales, not that we’ve necessarily been a part of it, but from the low 5% range up until the low 6% range, so we anticipate putting those into the venture at that type of cap rate.

 Michael Bilerman  - Citigroup - Analyst

 And when had you started the marketing process in terms of preparing all the pro formas and going out to investors?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 We started that probably in April or May I would say. I don’t remember exactly. Is that what you mean?

 Michael Bilerman  - Citigroup - Analyst

 Yeah, and just given what’s happened in the debt markets with financing costs rising so much, I would assume that the impact to ultimate returns would be diminished, especially with spread where is they are at least currently.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 I don’t think there is any diminished demand for industrial product anywhere or priced movement on the upward side to be honest with you.

 Matt Cohoat  - Duke Realty Corporation - EVP and CFO

 I think for the truly large institutional buyers, the changes in some of the weaker credit metrics just aren’t having an effect. They can either be cash buyers or they’re still getting financing through A, AA, AAA type borrowers out there are have not been very much impacted.

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FINAL TRANSCRIPT

Jul. 26. 2007 / 3:00PM ET, DRE - Q2 2007 Duke Realty Corporation Earnings Conference Call

 Michael Bilerman  - Citigroup - Analyst

 And then just on the amount that’s held, the properties on balance sheet ready to be sold out of the held for sale, how much of the — I guess I calculated it about $266 million gross. Do you know your share of that amount? I took on page 31 the $828 million held for sale pipeline left the $561 on page 32, but I thought that was gross share. I didn’t know what your share of that amount was.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 We show that joint venture piece on page 32 now.

 Michael Bilerman  - Citigroup - Analyst

 I just don’t know how much of that actually has been part of the joint ventures may have been delivered also in the $827.

 Matt Cohoat  - Duke Realty Corporation - EVP and CFO

 I don’t have that number with me right now. I will have to think about that and get back to you.

 Michael Bilerman  - Citigroup - Analyst

 Okay. The last question on the third party fee business, what really drove and maybe you can talk a little specifics about the projects, that pipeline rising a lot, especially your return on that capital as well?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, we had three very significant projects we signed up in the second quarter. Two of those were on our land parcel that is we own that folks wanted. One of them is actually a parcel that we sold in our Atlanta and are building a hotel on at a significant manner. We had office ground in Chicago that we’re doing a build to suit, third party build to suit for a customer on, and then we have a project in Raleigh that was not on our ground that’s just a third party project all with very good projects, sizable, in the $25 to $30 million range, each of those, and obviously with very nice margins for us.

 Michael Bilerman  - Citigroup - Analyst

 Do you see that expanding further or how do you see that business evolving?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, as you know, we haven’t really focused on that as much recently because our development pipeline’s been expanding so rapidly, and I would say that we have not still particularly focused on it, but we are seeing a tremendous amount of activity, and as I noted a lot of that activity is coming on our land with the great land holdings that we have. We’ve got people coming in and wanting to own a building on land parcel that is we own, and so we’re happy to do that, obviously especially when the profit is as significant as we’re talking about here, the margins on that business are really approaching the margins on our held for sale development business, so when that happens we’ll take all that business, too.

 Michael Bilerman  - Citigroup - Analyst

 In your 19% are you quoting the bump you’re getting on the purchase of the land or that’s just strictly the development fee for third party?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 When we do a third party deal on our land, it is all rolled into that number.

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Jul. 26. 2007 / 3:00PM ET, DRE - Q2 2007 Duke Realty Corporation Earnings Conference Call

 Michael Bilerman  - Citigroup - Analyst

 It is all rolled in. And when would that — you’re looking at this balance has been relatively stable so really hasn’t affected quarterly FFO that much. When would most of this roll in in terms of the $141 million in terms of construction?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Most of those projects in the pipeline today are probably 12 to 15-month construction periods generally starting shortly after we sign the contract, within a month or two at the latest, and so that’s going to be coming in over the second half of this year and into the first half of 2008.

 Michael Bilerman  - Citigroup - Analyst

 Okay. Thank you.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Thanks, Michael.

OPERATOR

 Our next question is from the line of Matt Ostrower from Morgan Stanley.

 David Coen  - Morgan Stanley - Analyst

 Hey, it is actually David Coen. Just a question on bulk distribution. If I look at page 28 the new leases, looks like the lease terms were much higher than usual, the net effective rents were actually much lower and on renewals while you have good net effective rent growth, it is also lower at least on a sequential basis, just talk a little bit more about some of the dynamics driving those changes?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 When you — I think a lot of it really has to do with product mix and also geographic location. I would say overall we’re not seeing significant — any significant changes either up or down in the bulk industrial rental rates today. They probably crept up over the last eighteen months a little bit, and they continue to creep slowly upward, so most of the difference when you’re trying to compare quarter to quarter or even a quarter to last year is just going to be a product mix and location. Obviously the larger bulk buildings, the rates are a little bit lower than the medium-sized bulk buildings or even smaller bulk buildings, so I think that’s really what’s driving that. On the lease term, again, I think we signed some major leases lease and some large leases in some properties, some larger properties that we had that had longer-term leases and that again I think is driving the average up because the — we signed longer leases in bigger projects.

 David Coen  - Morgan Stanley - Analyst

 Thank you.

OPERATOR

 Next question comes from Steven Rodriguez from Lehman Brothers.

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FINAL TRANSCRIPT

Jul. 26. 2007 / 3:00PM ET, DRE - Q2 2007 Duke Realty Corporation Earnings Conference Call

 Steven Rodriguez  - Lehman Brothers - Analyst

 Yes. I had a question on your G&A. I believe earlier this year you guided $9 to $10 million a quarter, $8 to $9 million a quarter, and seems like both first and second quarter you have been a little above that. I know first quarter you mentioned it was going to be a little lopsided because of the top end, do you expect going forward about $10 million or so?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 I think for the next two quarters we feel like it will be in that average of the $9 to $10 million.

 Steven Rodriguez  - Lehman Brothers - Analyst

 All right. That’s it, guys. Thanks.

OPERATOR

 Next question comes from James Habermann from Goldman Sachs.

 James Habermann  - Goldman Sachs - Analyst

 Good afternoon. Question, Denny, for you on this decision to sell the suburban office assets. Is that really voicing concerns over sort of supply issues at this point or really just a chance to recycle some capital?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 It is just recycling capital. I mean if you look at our suburban office portfolio today, it’s 93.5% leased, excuse me, 92.7% leased, and if you go back and look at it geographically which we disclose on page 19 of the supplemental, basically all those cities that would be considered Midwest are over 90%, so the properties are performing well. It would just be purely recycling and again much as we did with the flex portfolio was just increase — decreasing the average age of our portfolio and looking at functionality of product although quiet honestly the office product stays functional longer than industrial these days, but we would look at that primarily focused on the age of the product to reduce the average age of our portfolio.

 James Habermann  - Goldman Sachs - Analyst

 And can you give us a sense of the range of cap rates you anticipate?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Well, not since we don’t - haven’t really specifically put a package together on a specific portfolio. I think that’s going to be a little hard, but if you were to look at Cleveland, for example, our cap rates on this Cleveland exit have been in the 7% to 7.5% range I think on the office, and so I would like to think that the other cities that we’re going to do some dispositions in would command a higher cap rate than Cleveland or a better cap rate, lower cap rate.

 James Habermann  - Goldman Sachs - Analyst

 Okay. Can you remind us the markets you’re in, on page 18, the unstabilized developments in service, those 14 assets, just give a sense of those markets?

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Unstabilized developments in service.

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FINAL TRANSCRIPT

Jul. 26. 2007 / 3:00PM ET, DRE - Q2 2007 Duke Realty Corporation Earnings Conference Call

 James Habermann  - Goldman Sachs - Analyst

 (inaudible) suburban office.

 Denny Oklak  - Duke Realty Corporation - Chairman and CEO

 Yea, those are spread out among a on the a lot of our markets. As you can see we have seven in the bulk industrial. Again, we probably have got one in each market that’s either under development or unstabilized. There is one in Nashville I know that’s about 600,000 square feet that’s in there. On the office side again we would show those in that category in the unstabilized until they either reach 95%-90% occupancy or have been in service for a year, so it is really just properties in a number of spots.

 James Habermann  - Goldman Sachs - Analyst

 Okay. Thanks.

OPERATOR

 (OPERATOR INSTRUCTIONS) We have no additional questions. Please continue.

 Shona Bedwell  - Duke Realty Corporation

 We want to thank you for joining our conference call today. Our third quarter call is tentatively scheduled for November 1st at the same time 3 p.m. eastern, thanks, everyone, and have a nice day.

OPERATOR

 That does conclude our conference for today. Thank you for your participation, and for using AT&T Executive Teleconference. You may now disconnect.

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